UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2023

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Yulho Securities Purchase Agreement

On July 18, 2023, Aqua Metals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Yulho SPA”) with Yulho Co, Ltd., a Korean-based company engaged in the recycling of lithium-ion batteries (“Yulho”), pursuant to which the Company agreed to sell and issue to Yulho in a registered direct offering (the “Yulho Offering”) 4,545,455 shares (“Yulho Shares”) of the Company’s common stock, at an offering price of $1.10 per share, for the gross proceeds of $5 million before selling commissions and other offering expenses payable by the Company.

The Yulho Offering was made pursuant to a shelf Registration Statement previously filed with the SEC (the “Registration Statement”) and a prospectus supplement relating to the Yulho Offering will be filed with the SEC. The closing of the Yulho Offering is expected to take place on or about August 4, 2023, subject to the satisfaction of customary closing conditions.

The Yulho SPA contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The Yulho SPA also includes customary representations, warranties and agreements by Yulho, including Yulho’s agreement, subject to certain exceptions to not sell, transfer or dispose of, directly or indirectly, the Yulho Shares for a period of six months from the close of the Yulho Offering. The foregoing description of the Yulho SPA is not complete and is qualified in its entirety by reference to the full text of the Yulho SPA, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Greenberg Traurig, LLP relating to the Yulho Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K is also being filed for the purpose of filing Exhibits 5.1 and 23.1 as exhibits to the Registration Statement, and such exhibits are hereby incorporated by reference into the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

Yulho License Agreement

On July 18, 2023, the Company entered into an Agreement to Execute a License Agreement (“Yulho Agreement”) with Yulho, pursuant to which each party has agreed to use their good faith best efforts to negotiate and execute a definitive license agreement (“Yulho License Agreement”) within the 90 days following execution of the Yulho Agreement. Pursuant to the proposed Yulho License Agreement, the Company will grant Yulho a license to the Company’s AquaRefining technology for Yulho’s use in recycling lithium-ion batteries in the Republic of Korea. Under the proposed Yulho License Agreement, Yulho will pay the Company a royalty on net sales starting at 1% of net sales and increasing to 8% of net sales. The Company will agree to support and assist Yulho in business development efforts in establishing offtake partnerships for the Yulho recycled metals. The Company will also work with Yulho to engage with potential partners to foster and expand business opportunities. The Yulho License Agreement is expected to contain customary representations, warranties and covenants for agreements of such nature.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
5.1	Opinion of Greenberg Traurig, LLP
10.1	Securities Purchase Agreement dated as of July 18, 2023 between the Company and Yulho Co., Ltd
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: July 21, 2023	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer